Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

June 26, 2025

www.encoreuranium.com

enCore Energy Announces High Uranium Extraction Rates in South Texas; Commends Texas for Energizing its Nuclear Energy Strategy with Passage of Three Key Bills

June 26, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today record uranium extraction rates from the Alta Mesa In-Situ Recovery (“ISR”) Uranium Central Processing Plant (“CPP”) since commencing operations in June 2024. Recent management changes and operational efficiencies have worked to expand uranium extraction and decrease costs. The Company also commends the State of Texas for the passage of legislation this session which provides a framework to promote nuclear energy in Texas, including streamlining the already efficient uranium recovery permitting process.

Alta Mesa Project operational highlights include:

•	Uranium capture of the most recent seven days, ending June 23, in excess of 3,000 pounds per day, peaking at 3,705 pounds on June 20, 2025;

•	Uranium capture for the first 22 days of June 2025 average 2,410 pounds of uranium per day for a total of 53,022 pounds;

•	Uranium capture for the month of May 2025 was an average of 2,103 pounds per day; April 2025 uranium capture was an average of 1,942 pounds per day.

Wellfield development at the Alta Mesa Project’s Wellfield 7 continues to expand with the addition of 28 wells: 13 extraction wells and 15 injection wells. This is part of the ongoing ramp up strategy to advance wellfield expansion every 4 to 5 weeks. Wellfield development continues at a consistently accelerated rate with a total of 24 drill rigs in operation across the South Texas operations:

•	14 drill rigs dedicated to wellfield installation and advancement of the Alta Mesa Project Wellfield 7;

•	5 drill rigs dedicated to the Alta Mesa Project Wellfield 3-Ext, focused on installing monitor and baseline wells;

•	1 drill rig dedicated to the Alta Mesa Project Wellfield 6 re-development; and

•	4 drill rigs dedicated to wellfield development at the Upper Spring Creek Project, which is slated to provide satellite feed for the Rosita CPP in 2026.

William M. Sheriff, Executive Chairman of enCore Energy, stated: “The continued improvements in our rate of uranium extraction and advancement of wellfield development are truly a result of a top performing team focused on extraction and streamlined operations. We have always recognized the depth of experience and strength of our team, and their expertise is being clearly demonstrated during this ongoing ramp up phase. I also want to take this opportunity to commend the Texas Legislature for the passage of bills, and Governor Abbott for signing the legislation, which streamlined the permitting process for production area development and waste disposal wells.”

About the Alta Mesa Uranium CPP and Wellfield (“Alta Mesa Uranium Project”)

The Alta Mesa Uranium Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million pounds. uranium per year with additional drying capacity of 0.5 million pounds. The Alta Mesa Uranium Project operates under a 70/30 joint venture with Boss Energy Limited (ASX: BOE; OTCQX: BQSSF) that is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million pounds. of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Uranium Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue, with extraction to steadily increase from the wellfield as expansion continues through 2025 and beyond.

About the Rosita ISR Uranium Central Processing Plant (“Rosita CPP”)

The Rosita CPP can receive uranium-loaded resin from remote project areas across the South Texas region through a network of Satellite IX Plants. These Satellite IX Plants, located near wellfields, are a key component of the ISR uranium extraction process. A lixiviant, consisting of groundwater mixed with oxygen and sodium bicarbonate, is injected into the wellfield using ISR technology, where it dissolves uranium from the underground sandstone. The uranium-bearing solution is then pumped to the surface and directed through the IX columns at the nearby Satellite IX Plant, where uranium is absorbed onto resin beads. The uranium-loaded resin is then transported to the Rosita CPP, where the uranium is removed from the resin and processed into yellowcake. Once processed, the resin is recycled and trucked back to the Satellite IX Plants for reuse. These modular, efficient, and relocatable IX Plants allow for cost-effective operation across multiple sites without the need to construct full processing facilities at each location, and they can be relocated once a wellfield is depleted.

About the Upper Spring Creek ISR Uranium Project

The 100% Company-owned Upper Spring Creek ISR Project (the “Project”) is a planned Satellite IX Plant operation for the Rosita CPP. The Project consists of several future potential production units within the historic Clay West uranium district. Upper Spring Creek was previously held by Signal Equities LLC, who previously licensed and permitted the property as an ISR uranium project, maintaining the aquifer exemption and ceased work following continued low uranium spot prices. In December 2020, the Company acquired the Project. The uranium mineralized sands that are associated with the project area lie within the Oakville Formation. These historic uranium producing sands stretch across an area of approximately 120 miles long by approximately 20 miles wide in South Texas. The uranium mineralized ore body at the Upper Spring Creek Project occurs at depths typically between 300 and 450 feet from surface.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Chief Geologist, and a Qualified Person under NI 43-101 and Regulation S-K subpart 1300 of the Exchange Act of 1933 as amended, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any statements regarding future expectations, beliefs, goals or prospects , ongoing ramp up strategy to advance wellfield expansion every 4-5 weeks, the continued expansions of the Alta Mesa wellfield and extraction will steadily increase and anticipated schedule for the Upper Spring Creek Project providing satellite operations for the Rosita CPP. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the Securities Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

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